As filed with the Securities and Exchange Commission on August 5, 2011
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

CALIFORNIA
(State or other jurisdiction of incorporation or organization)

95-4137452
(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976)                                                                                                                       91770
         Rosemead, California                                                                                                     (Zip Code)
(Address of Principal Executive Offices)

EDISON INTERNATIONAL
2007 PERFORMANCE INCENTIVE PLAN
(Full title of the Plan)

Michael A. Henry
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 976)
Rosemead, California 91770
(Name and address of agent for service)

(626) 302-4328
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, no par value	28,000,000 shs.	$35.88	$1,004,640,000	$116,638.70

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers additional securities to be offered or issued in connection with the terms of the Edison International 2007 Performance Incentive Plan (the “Plan”), providing for proportionate adjustment of the amount of securities being offered or issued in the event of stock splits or other transactions specified in the Plan.

(2)
Estimated pursuant to Rules 457(c) and 457(h), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of Edison International common stock reported in the consolidated reporting system as of August 4, 2011.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, Edison International (the "Registrant") is registering additional shares of common stock pursuant to the Edison International 2007 Performance Incentive Plan (the "Plan").  The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on August 12, 2009.  The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-161284), which is made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

See Exhibit index.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 5th day of August, 2011.

EDISON INTERNATIONAL

By   /s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                                  Date

Principal Executive Officer:

Theodore F. Craver, Jr.*                                       Chairman of the Board,
President, Chief Executive
Officer and Director                               August 5, 2011

Principal Financial Officer:

W. James Scilacci*                                                Executive Vice President,
Chief Financial Officer,
and Treasurer                                         August 5, 2011

Controller or Principal Accounting Officer:

By    /s/ Mark C. Clarke
Mark C. Clarke                                                       Vice President and
Controller                                                 August 5, 2011

Board of Directors:

    Jagjeet S. Bindra*                                                   Director                                               August 5, 2011
    Vanessa C.L. Chang*                                             Director                                               August 5, 2011
    France A. Córdova*                                               Director                                               August 5, 2011
    Charles B. Curtis*                                                   Director                                               August 5, 2011
    Bradford M. Freeman*                                           Director                                               August 5, 2011
    Luis G. Nogales*                                                     Director                                               August 5, 2011
    Ronald L. Olson*                                                    Director                                               August 5, 2011
    James M. Rosser*                                                   Director                                               August 5, 2011
    Richard T. Schlosberg, III*                                    Director                                               August 5, 2011
    Thomas C. Sutton*                                                 Director                                               August 5, 2011
    Brett White*                                                    Director                                               August 5, 2011

*By  /s/ Michael A. Henry
(Michael A. Henry, Attorney-in-Fact)

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EXHIBIT INDEX

Exhibit
Number     Description

4.1	Restated Articles of Incorporation of Edison International dated December 19, 2006 (File No. 1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended December 31, 2006)*

4.2	Amended Bylaws of Edison International as adopted by the Board of Directors effective October 28, 2010 (File No. 1-9936, filed as Exhibit 3.1 to Form 8-K dated November 3, 2010)*

5	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

_______________
*	Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.

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